UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2010

BITSTREAM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21541	04-2744890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Nickerson Road, Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 497-6222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 27, 2010, Bitstream Inc. (the “Company”) and Raging Capital Fund, LP, a Delaware limited partnership (“Raging Capital LP”); Raging Capital Fund (QP), LP, a Delaware limited partnership; Raging Capital Management, LLC, a Delaware limited liability company (“Raging Capital Management”); and William C. Martin (collectively, the “Raging Capital Group”, and each, individually, a “member” of the Raging Capital Group) entered into an agreement (the “Settlement Agreement”) to settle the proxy contest pertaining to the nomination of directors for election to the Company’s Board of Directors (the “Board”) at the Company’s 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”).

Pursuant to the terms of the Settlement Agreement, among other things:

•

The Company has agreed to (i) increase the number of seats on its Board from six to eight, (ii) nominate Raul Martynek and Melvin L. Keating (the “Additional Nominees”), along with the current members of the Board, for election as directors of the Company for terms expiring at the Company’s 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) or until their successors are duly elected and qualified and (iii) pay Raging Capital Management a finders fee in the amount of $30,000 in consideration of its identification of Mr. Martynek as a candidate for director of the Company.

•	The Company has agreed that its Board will recommend that the Company’s stockholders vote in favor of and solicit proxies for the Additional Nominees at the 2010 Annual Meeting.

•

If the Board resolves not to recommend Mr. Martynek for re-election to the Board at each of the 2011 Annual Meeting or the Company’s 2012 Annual Meeting of the Stockholders (the “2012 Annual Meeting”), the Company must notify the Raging Capital Group.

•

If Mr. Martynek leaves the Board before the Company’s 2012 Annual Meeting by reason of his resignation, death or disability, the Raging Capital Group will be entitled under the Settlement Agreement to recommend to the Nominating and Corporate Governance Committee of the Board a nominee for director who will qualify as “independent” pursuant to NASDAQ listing standards. The Nominating and Corporate Governance Committee will consider any such recommendation in good faith in accordance with their fiduciary duties.

•

Raging Capital LP has irrevocably withdrawn its letter, dated February 26, 2010 to the Company nominating Raul K. Martynek, Kenneth H. Traub and James A. Waskovich (the “Prior Nominees”) for election to the Board at the 2010 Annual Meeting and its letter, dated February 26, 2010 demanding to inspect certain of the Company’s books and records.

•

The Raging Capital Group has agreed to immediately cease all efforts related to its own proxy solicitation for the 2010 Annual Meeting, and has agreed that the Prior Nominees are no longer members of Raging Capital Group’s Section 13(d) “group.”

•

Each member of the Raging Capital Group has agreed to cause all shares of the Company’s common stock beneficially owned by them to be present and voted for all of the directors nominated by the Board for election at the 2010 Annual Meeting.

•

Until the earlier of (a) the date the Company notifies the Raging Capital Group that it will not nominate Mr. Martynek for election to the board at the 2011 Annual Meeting or the 2012 Annual Meeting, or (b) the first day after the 2012 Annual Meeting, each of the member of the Raging Capital Group has agreed that neither it nor any of its respective affiliates will, without consent of the Board:

(i) participate in the “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC);

(ii) seek to advise or influence any Person with respect to the voting of any securities of the Company;

(iii) form, join or in any way participate in a “group” as defined under Section 13(d) of the Securities Exchange Act of 1934, with respect to the securities of the Company;

(iv) request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of Section 3.1(b) of the Settlement Agreement, other than through non-public communications with the directors of the Company;

(v) take any action that might require the Company to make a public announcement regarding any of the types of matters set forth above; or

(vi) enter into any discussions or arrangements with any third party with respect to any of the foregoing.

The Agreement is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference. The foregoing summary description of the Agreement is qualified in its entirety by reference to the Agreement.

The Company’s press release, dated April 29, 2010 announcing entry into the Settlement Agreement is being attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Number	Title
10.1	Settlement Agreement, dated as of April 27, 2010 among Bitstream Inc., Raging Capital Fund, LP, Raging Capital Fund (QP), LP, Raging Capital Management, LLC and William C. Martin

99.1	Press Release issued on April 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITSTREAM INC.

        (Registrant)

Date: April 29, 2010

By:  /s/  James P. Dore

        James P. Dore

        Vice President and Chief Financial Officer